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                                                                     EXHIBIT 5.1

                                        December 16, 1997



USN Communications, Inc.
10 S. Riverside Plaza, Suite 401
Chicago, Illinois 60606

               Re:  USN Communications, Inc.
                    Registration Statement on Form S-1
                    (No. 333-41235)
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to USN Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (No. 333-41235), as filed by the Company on November 28, 1997 with the Securities and Exchange Commission (the "Commission") and Amendment No. 1 thereto, as filed by the Company on December 16, 1997 with the Commission (such registration statement, as amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's (i) warrants (the "Consent Warrants") to purchase an aggregate of 145,160 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) warrants (the "1997 Unit Warrants") to purchase an aggregate of 2,053,900 shares of Class A Common Stock and (iii) Class A Common Stock issuable upon the conversion of the Consent Convertible Notes and the exercise of the Consent Warrants and the 1997 Unit Warrants ((i), (ii) and (iii) are collectively referred to herein as the "Securities"). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

          The Consent Warrants were issued pursuant to a warrant agreement, dated as of August 25,1997 (the "Consent Warrant Agreement"), between the
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USN Communications, Inc.
December 16, 1997
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Company and Harris Trust and Saving Bank, as Warrant Agent. The 1997 Unit
Warrants were issued pursuant to a warrant agreement, dated as of August 15, 1997 (the "1997 Warrant Agreement"), between the Company and Harris Trust and Saving Bank, as Warrant Agent.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Consent Warrant Agreement; (iii) the 1997 Warrant Agreement;
(iv) the amended and restated certificate of incorporation and the by-laws of the Company, as presently in effect; and (v) certain resolutions adopted by the Board of Directors of the Company, and certain consents executed by certain stockholders of the Company, relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by
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USN Communications, Inc.
December 16, 1997
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all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

          We have also assumed that the execution and delivery by the Company of the Consent Warrant Agreement and the 1997 Warrant Agreement and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law ("DGCL") and those laws, rules and regulations (other than securities and anti-fraud laws) of the States of Illinois and New York which, in our experience, are normally applicable to transactions of the type contemplated by the 1997 Warrant Agreement and the Consent Warrant Agreement, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or administrative order or decree of any governmental authority or
(iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the State of New York and, with respect to the DGCL only, the State of Delaware. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. The Consent Warrants constitute valid and binding obligations of the Company, entitled to the benefits of the Consent Warrant Agreement and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (I) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or
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hereafter in effect relating to creditors' rights generally and (II) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to the enforceability of the waiver of the defense of an inconvenient forum provision or the indemnification and contribution provisions contained in the Consent Warrant Agreement.

          2. The 1997 Unit Warrants constitute valid and binding obligations of the Company, entitled to the benefits of the 1997 Warrant Agreement and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (I) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (II) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to the enforceability of the waiver of the defense of an inconvenient forum provision or the indemnification and contribution provisions contained in the 1997 Warrant Agreement.

          3. The shares of Class A Common Stock initially issuable upon exercise of the Consent Warrants and the 1997 Unit Warrants, when paid for and delivered in accordance with the terms of the Consent Warrants and the 1997 Unit Warrants and the Consent Warrant Agreement and the 1997 Warrant Agreement, respectively, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        Very truly yours,